Great Wolf Resorts Reports 2009 Second Quarter Results
-Adjusted EBITDA of $17.3 million Exceeds Top End of Guidance-

MADISON, Wis.—(BUSINESS WIRE)—Aug. 4, 2009— Great Wolf Resorts, Inc. (NASDAQ:WOLF), North America’s leading family of indoor waterpark resorts, reported results today for the second quarter ended June 30, 2009.

Second Quarter Highlights

•	Reported 2009 second quarter Adjusted EBITDA of $17.3 million, a 23.3 percent increase from the second quarter of 2008.

•	Same store RevPAR for Generation II resorts declined 5.2 percent on a constant dollar basis in the second quarter of 2009 as compared to the second quarter of 2008.

•	Adjusted EBITDA as a percent of revenues increased 300 basis points year over year, due to tight cost controls and increased revenues from a shift in Easter and many schools’ spring break periods to the second quarter in 2009 compared to the first quarter in 2008.

For the second quarter ended June 30, 2009, the Company reported a net loss of $(5.7) million, or $(0.18) per diluted share, compared to a net loss of $(4.1) million, or $(0.13) per diluted share for the same period a year earlier.

“We delivered Adjusted EBITDA improvement as our new and expanded resorts performed well, despite the ongoing challenging economy,” said Kim Schaefer, chief executive officer. “Additionally, our repeat and referral guest business increased, along with the average length of stay. This performance underscores the appeal of our resorts in challenging economic cycles as more guests stay at our resorts for their primary vacations.”

Schaefer concluded, “Looking ahead, we expect the operating environment to remain difficult. However, we believe our resorts will continue to outperform the broader hotel industry for the remainder of 2009, based primarily on our ability to provide a convenient, regional vacation alternative for families. We remain focused on increasing cash flow by driving growth through operational improvements and increased guest visits to our resorts. In the near term, our priority is to manage our existing capital structure while identifying opportunities for longer term growth through joint venture and licensing arrangements.”

Operating Results

In the second quarter of 2009, adjusted EBITDA increased 23.3 percent to $17.3 million from $14.0 million in the second quarter of 2008. Total revenues increased 8.9 percent to $68.6 million from $63.0 million in the second quarter of 2008.

In light of the challenging economic environment, the Company remained focused on reducing controllable costs. The three categories that make up the majority of controllable costs are resort departmental expenses, selling, general and administrative (SG&A) costs and property operating costs. As a percentage of revenues, these costs declined by 360 basis points to 68.3 percent, in the aggregate, in the 2009 second quarter. As a percentage of revenues, SG&A costs declined by 360 basis points to 22.9 percent in the 2009 second quarter. The cost savings were generated primarily by increasing the efficiency of labor and operating costs, along with operational leverage from higher total revenues.

Brand Results

Same store revenue per available room (RevPAR) in the second quarter of 2009 was down 8.0 percent (6.2 percent using constant dollars, which normalizes the foreign currency translation effect on operating statistics of the Company’s Canadian resort), compared to the 19.5 percent decline in the overall U.S. hotel industry according to Smith Travel Research data. Same-store occupancy was down 3.9 percentage points, with leisure occupancy declines accounting for approximately 70 percent of the decrease. In the second quarter of 2009, approximately 90 percent of the Company’s system-wide revenue was from leisure guests. Same store average daily rate (ADR) declined 2.2 percent (0.3 percent using constant dollars). Total same store revenue per occupied room (Total RevPOR), which includes revenue from rooms, food and beverage, and other amenities, decreased 2.1 percent (0.6 percent using constant dollars).

Same store RevPAR for Great Wolf’s Generation II resorts, which are generally larger resorts that better represent the Company’s current resort development model and contribute more than 80 percent of the Company’s Adjusted EBITDA, was down 7.6 percent (5.2 percent using constant dollars) versus 2008. Same store occupancy was down 3.6 percentage points, with group occupancy up slightly, offset by a larger decline in leisure occupancy. Same store ADR declined 2.7 percent (0.2 percent using constant dollars), while total RevPOR for Generation II resorts decreased 2.8 percent (0.3 percent using constant dollars).

The Company’s second quarter 2009 same store operating statistics do not reflect the results of two Generation II resorts:

•	Grapevine, Texas, which underwent a significant expansion adding 200 additional rooms that was completed early in first quarter 2009.

•	Concord, North Carolina, which opened at the end of first quarter 2009.

Balance Sheet and Liquidity

As of the end of the second quarter, the Company has no remaining construction-related payments for its Grapevine and Concord resorts, and no significant long-term capital commitments for construction or development of new properties. With the recently announced extension of the maturity dates of its Mason and Grapevine mortgage loans, the Company has no debt maturities until July 2011. Over the near term, the Company intends to utilize its free cash flow to manage its balance sheet leverage.

As of June 30, 2009, the Company had:

•	Unrestricted cash and cash equivalents: $23.0 million

•	Total secured debt: $473.5 million

•	Total unsecured debt: $80.5 million

•	Weighted average cost of total debt: 6.1%

•	Weighted average debt maturity: 5.9 years

Outlook and Guidance

The Company provides the following outlook and earnings guidance for the third quarter and updates its full year 2009 guidance. The outlook and earnings guidance information is based on the Company’s current assessment of business conditions, including consumer demand and discretionary spending trends. The Company may update any portion of its business outlook at any time as conditions dictate:

(amounts in thousands, except per share data)	Q3 2009		Full year 2009
	Low	High	Low	High
Net income (loss)	$(2,200)	$(400)	$(25,500)	$(22,500)
Net income (loss) per diluted share	$(0.07)	$(0.01)	$(0.81)	$(0.72)
Adjusted EBITDA (a)	$20,500	$23,500	$61,500	$66,500
Adjusted net income (loss) (a)	$(1,900)	$(100)	$(20,200)	$(17,200)
Adjusted net income (loss) per diluted share	$(0.06)	$(0.00)	$(0.63)	$(0.55)

(a) For reconciliations of Adjusted EBITDA and Adjusted net income (loss), see tables accompanying this press release.

The forecast above assumes third quarter 2009 same store RevPAR declines approximately 8 percent in constant dollars versus third quarter 2008.

Adjusted EBITDA and Adjusted net income (loss) are non-GAAP financial measures within the meaning of the Securities and Exchange Commission (SEC) regulations. See the discussion below in the “Non-GAAP Financial Measures” section of this press release. Reconciliations of Adjusted EBITDA and Adjusted net income (loss) are provided in the tables of this press release.

Conference Call

Great Wolf Resorts will hold a 2009 second quarter results conference call today at 5 p.m. ET, hosted by Chief Executive Officer Kim Schaefer and Chief Financial Officer Jim Calder. Stockholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto the Company’s Web site, www.greatwolf.com, and clicking on “Corporate Site” at the bottom of the page. Interested parties may also call 1-888-271-8601, or for international callers 1-913-312-0971. A recording of the call will be available by telephone until midnight on August 11, by dialing 1-888-203-1112, or for international callers 1-719-457-8020, using reference number 4258389.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of the Company’s historical or future performance that are different from measures calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules, that Great Wolf Resorts believes are useful to investors. They are as follows: (i) Adjusted EBITDA and (ii) Adjusted net income (loss). The following discussion defines these terms and presents the reasons the Company believes they are useful measures of its performance. Great Wolf Resorts defines Adjusted EBITDA as net income (loss) plus (a) interest expense, net, (b) income taxes, (c) depreciation and amortization, (d) non-cash employee compensation and professional fees, (e) costs associated with early extinguishment of debt or postponement of debt offerings, (f) opening costs of resorts under development, (g) equity in earnings (loss) of unconsolidated related parties, (h) loss on disposition of property, (i) other unusual or non-recurring items, and (j) minority interests. The Company defines Adjusted net income (loss) as net income (loss) without the effects of (a) non-cash employee compensation and professional fees, (b) costs associated with early extinguishment of debt or postponement of debt offerings, (c) opening costs of resorts under development (including costs incurred by unconsolidated joint ventures), (d) loss on disposition of property, (e) other unusual or non-recurring items, and (f) non-normalized income tax expense.

Adjusted EBITDA and Adjusted net income (loss) as calculated by the Company are not necessarily comparable to similarly titled measures by other companies. In addition, Adjusted EBITDA (a) does not represent net income or cash flows from operations as defined by GAAP, (b) is not necessarily indicative of cash available to fund the Company’s cash flow needs, and (c) should not be considered as an alternative to net income, operating income, cash flows from operating activities or the Company’s other financial information as determined under GAAP. Also, Adjusted net income (loss) does not represent net income (loss) as defined by GAAP.

Management believes Adjusted EBITDA is useful to an investor in evaluating the Company’s operating performance because a significant portion of its assets consists of property and equipment that are depreciated over their remaining useful lives in accordance with GAAP. Because depreciation and amortization are non-cash items, management believes that presentation of Adjusted EBITDA is a useful measure of the Company’s operating performance. Also, management believes measures such as Adjusted EBITDA are widely used in the hospitality and entertainment industries to measure operating performance.

Similarly, management believes Adjusted net income (loss) is a useful performance measure because certain items included in the calculation of net income may either mask or exaggerate trends in the Company’s ongoing operating performance. Furthermore, performance measures that include these types of items may not be indicative of the continuing performance of the Company’s underlying business. Therefore, the Company presents Adjusted EBITDA and Adjusted net income (loss) because they may help investors to compare Great Wolf Resorts’ ongoing performance before the effect of various items that do not directly affect the Company’s ongoing operating performance.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Great Wolf Resorts’ future financial position, business strategy, projected levels of growth, projected costs and projected performance and financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Great Wolf Resorts, Inc. and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, competition in the Company’s markets, changes in family vacation patterns and consumer spending habits, regional or national economic downturns, the Company’s ability to attract a significant number of guests from its target markets, economic conditions in its target markets, the impact of fuel costs and other operating costs, the Company’s ability to develop new resorts in desirable markets or further develop existing resorts on a timely and cost efficient basis, the Company’s ability to manage growth, including the expansion of the Company’s infrastructure and systems necessary to support growth, the Company’s ability to manage cash and obtain additional cash required for growth, the general tightening in the U.S. lending markets, potential accidents or injuries at its resorts, decreases in travel due to pandemic or other widespread illness, its ability to achieve or sustain profitability, downturns in its industry segment and extreme weather conditions, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage, the Company’s ability to protect its intellectual property, trade secrets and the value of its brands, current and possible future legal restrictions and requirements. A further description of these risks, uncertainties and other matters can be found in the Company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, both filed with the Securities and Exchange Commission. Great Wolf Resorts cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statement that it may make.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Great Wolf Resorts or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

About Great Wolf Resorts, Inc.

Great Wolf Resorts, Inc.® (NASDAQ: WOLF), Madison, Wis., is North America’s largest family of indoor waterpark resorts, and, through its subsidiaries and affiliates, owns and operates its family resorts under the Great Wolf Lodge® and Blue Harbor Resort™ brands. Great Wolf Resorts is a fully integrated resort company with Great Wolf Lodge locations in: Wisconsin Dells, Wis.; Sandusky, Ohio; Traverse City, Mich.; Kansas City, Kan.; Williamsburg, Va.; the Pocono Mountains, Pa.; Niagara Falls, Ontario; Mason, Ohio; Grapevine, Texas; Grand Mound, Wash.; and Concord, N.C.; and Blue Harbor Resort & Conference Center in Sheboygan, Wis. Through Great Wolf Resorts’ environmental sustainability program, Project Green Wolf™, the Company is the first and only national hotel chain to have all US properties Green Seal™ Certified – Silver.

The Company’s resorts are family-oriented destination facilities that generally feature 300 – 600 rooms and a large indoor entertainment area measuring 40,000 – 100,000 square feet. The all-suite properties offer a variety of room styles, arcade/game rooms, fitness rooms, themed restaurants, spas, supervised children’s activities and other amenities. Additional information may be found on the Company’s Web site at www.greatwolf.com.

   Great Wolf Resorts, Inc.

   Consolidated Statements of Operations

   (Unaudited; dollars in thousands, except per share amounts)

                                                                                                  Three Months                                                               Three Months                                                                                       Six Months                                                                                               Six Months

                                                                                                  Ended                                                                      Ended                                                                                              Ended                                                                                                    Ended

                                                                                                  June 30, 2009                                                                 June 30, 2008                                                                                         June 30, 2009                                                                                               June 30, 2008

Revenues:

Rooms                                                                                                                 $40,310                                                           $35,941                                                                                         $76,655                                                                                         $74,807

Food and beverage                                                                                                      11,305                                                            10,235                                                                                          21,207                                                                                          20,663

Other hotel operations                                                                                                 10,160                                                            9,110                                                                                           19,125                                                                                          18,680

Management and other fees                                                                                              1,612                                                             2,164                                                                                           3,425                                                                                           4,025

                                                                                                                       63,387                                                            57,450                                                                                          120,412                                                                                         118,175

Other revenue from managed properties                                                                                  5,238                                                             5,568                                                                                           10,520                                                                                          9,051

Total revenues                                                                                                         68,625                                                            63,018                                                                                          130,932                                                                                         127,226

Operating expenses:

Resort departmental expenses                                                                                           23,237                                                            20,879                                                                                          42,949                                                                                          41,296

Selling, general and administrative                                                                                    15,746                                                            16,694                                                                                          30,390                                                                                          30,092

Property operating costs                                                                                               7,903                                                             7,718                                                                                           15,873                                                                                          15,967

Opening costs for resorts under development                                                                            2,452                                                             367                                                                                             6,824                                                                                           3,947

Depreciation and amortization                                                                                          14,630                                                            11,741                                                                                          27,216                                                                                          22,760

Loss on disposition of property                                                                                        -                                                                 -                                                                                               191                                                                                             -

                                                                                                                       63,968                                                            57,399                                                                                          123,443                                                                                         114,062

Other expenses from managed properties                                                                                 5,238                                                             5,568                                                                                           10,520                                                                                          9,051

Total operating expenses                                                                                               69,206                                                            62,967                                                                                          133,963                                                                                         123,113

Operating (loss) income                                                                                                (581)                                         51                                                                                              (3,031)                                         4,113

Investment income                                                                                                      (336)                                         (553)                                               (720)                                         (1,004)

Interest income                                                                                                        (148)                                         (409)                                               (336)                                         (899)

Interest expense                                                                                                       8,777                                                             6,884                                                                                           15,044                                                                                          13,791

Loss before equity in loss of unconsolidated affiliates

and

income taxes                                                                                                           (8,874)                                         (5,871)                                               (17,019)                                         (7,775)

Income tax benefit                                                                                                     (3,635)                                         (2,232)                                               (6,783)                                         (3,037)

Equity in loss of unconsolidated affiliates, net of tax                                                                467                                                               451                                                                                             1,115                                                                                           1,679

Net loss                                                                                                              $(5,706)                                        $(4,090)                                              $(11,351)                                        $(6,417)

Net loss per share:

Basic                                                                                                                 $(0.18)                                        $(0.13)                                              $(0.36)                                        $(0.21)

Diluted                                                                                                               $(0.18)                                        $(0.13)                                              $(0.36)                                        $(0.21)

Weighted average common shares outstanding:

Basic                                                                                                                  31,263                                                            30,876                                                                                          31,123                                                                                          30,770

Diluted                                                                                                                31,263                                                            30,876                                                                                          31,123                                                                                          30,770

   Great Wolf Resorts, Inc.

   Reconciliations of Non-GAAP Financial Measures

   (Unaudited; dollars in thousands, except per share amounts)

                                                                                                                                Three Months                                             Three Months                                                                                       Six Months                                                                                         Six Months

                                                                                                                                Ended                                                    Ended                                                                                              Ended                                                                                              Ended

                                                                                                                                June 30, 2009                                               June 30, 2008                                                                                         June 30, 2009                                                                                         June 30, 2008

Net loss                                                                                                                                $(5,706)                                  $(4,090)                                        $(11,351)                                  $(6,417)

Adjustments:

Opening costs for resorts under development                                                                                              2,452                                                       367                                                                                             6,824                                                                                     3,947

Non-cash employee compensation and professional fees                                                                                     435                                                         8                                                                                               469                                                                                       90

Loss on disposition of property                                                                                                          -                                                           -                                                                                               191                                                                                       -

Depreciation and amortization                                                                                                            14,630                                                      11,741                                                                                          27,216                                                                                    22,760

Interest expense, net                                                                                                                    8,629                                                       6,475                                                                                           14,708                                                                                    12,892

Separation payments                                                                                                                      -                                                           1,258                                                                                           -                                                                                         1,258

Environmental liability costs                                                                                                            -                                                           26                                                                                              32                                                                                        232

Equity in loss of unconsolidated affiliates, net of tax                                                                                  467                                                         451                                                                                             1,115                                                                                     1,679

Income tax benefit                                                                                                                       (3,635)                                   (2,232)                                         (6,783)                                   (3,037)

Adjusted EBITDA (1)                                                                                                                     $17,272                                                     $14,004                                                                                         $32,421                                                                                   $33,404

Net loss                                                                                                                                $(5,706)                                  $(4,090)                                        $(11,351)                                  $(6,417)

Adjustments:

Opening costs for resorts under development                                                                                              2,452                                                       367                                                                                             6,824                                                                                     3,947

Non-cash employee compensation and professional fees                                                                                     435                                                         8                                                                                               469                                                                                       90

Debt-related costs                                                                                                                       -                                                           -                                                                                               -                                                                                         718

Loss on disposition of property                                                                                                          -                                                           -                                                                                               191                                                                                       -

Separation payments                                                                                                                      -                                                           1,258                                                                                           -                                                                                         1,258

Environmental liability costs                                                                                                            -                                                           26                                                                                              32                                                                                        232

Equity in loss of unconsolidated affiliates (2)                                                                                          -                                                           350                                                                                             -                                                                                         1,872

Income tax rate adjustment (3)                                                                                                           (1,251)                                   (613)                                         (2,979)                                   (3,148)

Adjusted net loss (1)                                                                                                                   $(4,070)                                  $(2,694)                                        $(6,814)                                  $(1,448)

Adjusted loss per share:

Basic                                                                                                                                   $(0.13)                                  $(0.09)                                        $(0.22)                                  $(0.05)

Diluted                                                                                                                                 $(0.13)                                  $(0.09)                                        $(0.22)                                  $(0.05)

Weighted average shares outstanding:

Basic                                                                                                                                    31,263                                                      30,876                                                                                          31,123                                                                                    30,770

Diluted                                                                                                                                  31,263                                                      30,876                                                                                          31,123                                                                                    30,770

   Great Wolf Resorts, Inc.

   Operating Statistics - Great Wolf Lodge Resorts

                                             Three Months Ended June 30,                                                                                                                                      Six Months Ended June 30,

                                             2009                                                                         2008                                                                                         2009                                                                                                                          2008

Great Wolf Lodge Brand Properties - All

Occupancy                                 62.5%                                                                                    67.8%                                                                   61.4%                                                                                                                   66.4%

ADR                                       $233.73                                                                                 $239.25                                                                 $243.63                                                                                                                 $255.06

RevPAR                                    $146.16                                                                                 $162.27                                                                 $149.65                                                                                                                 $169.41

Total RevPOR                              $362.73                                                                                 $370.86                                                                 $376.18                                                                                                                 $391.89

Total RevPAR                              $226.82                                                                                 $251.54                                                                 $231.07                                                                                                                 $260.29

Great Wolf Lodge Brand Properties - Same Store (4)

Occupancy                                 63.0%                                                                                    66.9%                                                                   61.7%                                                                                                                   65.3%

ADR                                       $230.03                                                                                 $235.19                                                                 $237.99                                                                                                                 $251.86

RevPAR                                    $144.81                                                                                 $157.35                                                                 $146.92                                                                                                                 $164.39

Total RevPOR                              $356.09                                                                                 $363.62                                                                 $362.66                                                                                                                 $381.38

Total RevPAR                              $224.17                                                                                 $243.28                                                                 $223.88                                                                                                                 $248.93

Great Wolf Lodge Brand Properties - Consolidated (5)

Occupancy                                 62.3%                                                                                    69.8%                                                                   61.3%                                                                                                                   67.2%

ADR                                       $251.21                                                                                 $251.65                                                                 $263.17                                                                                                                 $272.10

RevPAR                                    $156.61                                                                                 $175.58                                                                 $161.28                                                                                                                 $182.89

Total RevPOR                              $382.87                                                                                 $384.25                                                                 $399.01                                                                                                                 $411.80

Total RevPAR                              $238.69                                                                                 $268.09                                                                 $244.52                                                                                                                 $276.80

Great Wolf Lodge Brand Properties - Consolidated - Same Store

Occupancy                                 63.0%                                                                                    68.6%                                                                   63.1%                                                                                                                   67.0%

ADR                                       $254.18                                                                                 $247.71                                                                 $264.88                                                                                                                 $270.07

RevPAR                                    $160.10                                                                                 $169.87                                                                 $167.14                                                                                                                 $180.94

Total RevPOR                              $382.06                                                                                 $375.04                                                                 $396.65                                                                                                                 $403.62

Total RevPAR                              $240.65                                                                                 $257.19                                                                 $250.28                                                                                                                 $270.42

Great Wolf Lodge Brand - Generation I Resorts - Same Store (6)

Occupancy                                 53.5%                                                                                    58.0%                                                                   53.7%                                                                                                                   59.2%

ADR                                       $182.15                                                                                 $183.99                                                                 $190.87                                                                                                                 $196.74

RevPAR                                    $97.49                                                                                  $106.76                                                                 $102.52                                                                                                                 $116.49

Total RevPOR                              $273.47                                                                                 $274.12                                                                 $289.39                                                                                                                 $295.37

Total RevPAR                              $146.36                                                                                 $159.06                                                                 $155.43                                                                                                                 $174.89

Great Wolf Lodge Brand - Generation II Resorts - Same Store (7)

Occupancy                                 68.3%                                                                                    71.9%                                                                   67.4%                                                                                                                   69.5%

ADR                                       $251.30                                                                                 $258.37                                                                 $264.60                                                                                                                 $284.90

RevPAR                                    $171.64                                                                                 $185.74                                                                 $178.39                                                                                                                 $198.11

Total RevPOR                              $392.79                                                                                 $404.14                                                                 $404.02                                                                                                                 $432.94

Total RevPAR                              $268.28                                                                                 $290.52                                                                 $272.39                                                                                                                 $301.05

The company defines its operating statistics as follows:

Occupancy is calculated by dividing total occupied rooms by total available rooms.

Average daily rate (ADR) is the average daily room rate charged and is calculated by dividing total rooms revenue by total occupied rooms.

Revenue per available room (RevPAR) is the product of (a) occupancy and (b) ADR.

Total revenue per occupied room (Total RevPOR) is calculated by dividing total resort revenue (including revenue from rooms, food and beverage, and other amenities) by total occupied rooms.

Total revenue per available room (Total RevPAR) is the product of (a) occupancy and (b) Total RevPOR.

   Great Wolf Resorts, Inc.

   Reconciliations of Outlook Financial Information (8)

   (in thousands, except per share amounts)

                                                                                                                                                                                                                                      Three Months

                                                                                                                                                                                                                                      Ending                                                                                                               Year Ending

                                                                                                                                                                                                                                      September 30,                                                                                                        December 31,

                                                                                                                                                                                                                                      2009                                                                                                                 2009

Net loss                                                                                                                                                                                                                                      $(1,300)                                              $(24,000)

Adjustments:

Interest expense, net                                                                                                                                                                                                                          9,500                                                                                                                         33,900

Income tax benefit                                                                                                                                                                                                                             (900)                                               (15,000)

Depreciation and amortization                                                                                                                                                                                                                  14,800                                                                                                                        57,200

Non-cash employee compensation and professional fees                                                                                                                                                                                           500                                                                                                                           1,400

Equity in (earnings) losses in unconsolidated affiliates                                                                                                                                                                                       (600)                                               3,300

Environmental liability costs                                                                                                                                                                                                                  -                                                                                                                             100

Loss on disposition of property                                                                                                                                                                                                                -                                                                                                                             200

Opening costs of resorts under development                                                                                                                                                                                                     -                                                                                                                             6,900

Adjusted EBITDA (1)                                                                                                                                                                                                                           $22,000                                                                                                                       $64,000

Net loss                                                                                                                                                                                                                                      $(1,300)                                              $(24,000)

Adjustments to net loss:

Non-cash employee compensation and professional fees                                                                                                                                                                                           500                                                                                                                           1,400

Opening costs of resorts under development                                                                                                                                                                                                     -                                                                                                                             6,900

Environmental liability costs                                                                                                                                                                                                                  -                                                                                                                             100

Loss on disposition of property                                                                                                                                                                                                                -                                                                                                                             200

Income tax rate adjustment (3)                                                                                                                                                                                                                 (200)                                               (3,300)

Adjusted net income (loss) (1)                                                                                                                                                                                                                $(1,000)                                              $(18,700)

Net loss per share:

Basic                                                                                                                                                                                                                                         $(0.04)                                              $(0.77)

Diluted                                                                                                                                                                                                                                       $(0.04)                                              $(0.77)

Adjusted net income (loss) per share:

Basic                                                                                                                                                                                                                                         $(0.03)                                              $(0.60)

Diluted                                                                                                                                                                                                                                       $(0.03)                                              $(0.60)

Weighted average shares outstanding:

Basic                                                                                                                                                                                                                                          31,300                                                                                                                        31,300

Diluted                                                                                                                                                                                                                                        31,300                                                                                                                        31,300

(1)                  See discussions of Adjusted EBITDA and Adjusted net income (loss) located in the "Non-GAAP Financial Measures" section of this press release.

(2)                  This amount represents the company's equity method loss recorded for the joint venture that owns a Great Wolf Lodge resort in Grand Mound, Washington. That resort was under construction through March 2008.

(3)                  This amount represents an adjustment to recorded income tax expense to bring the overall effective tax rate to an estimated normalized rate of 40%. This effective tax rate differs from the effective tax rates in the company's historical statements of operations.

(4)                  Same store properties comparison includes Great Wolf Lodge resorts that were open for the full periods in both 2009 and 2008 (excludes the company's Grapevine resort, due to a significant expansion that opened at that resort in December 2008).

(5)                  Consolidated properties comparison includes Great Wolf Lodge resorts that are consolidated for financial reporting purposes (that is, the company's Traverse City, Kansas City, Williamsburg, Pocono Mountains, Mason, Grapevine and Concord resorts).

(6)                  Generation I properties comparison includes only Great Wolf Lodge resorts of approximately 300 rooms or less that were open for all of both Q2 2009 and Q2 2008.

(7)                  Generation II properties same store comparison includes only Great Wolf Lodge resorts of approximately 400 rooms or more that were open for all of both Q2 2009 and Q2 2008 (excludes the company's Grapevine resort, due to a significant expansion that opened at that resort in December 2008).

(8)                  The company's outlook reconciliations use the mid-points of its estimates of Adjusted EBITDA and Adjusted net income.

Source: Great Wolf Resorts, Inc.

Great Wolf Resorts, Inc.
Investors
Alex Lombardo or Nikki Sacks, 608-661-4791
or
Media
Steve Shattuck, 608-661-4731